      POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Lori J. Braender, A. Ernest Toth, Jr., Valerie Borchevsky
and Ellen S.
Knarr, signing singly, the undersigned's true and lawful attorney-in-fact to:
(i) execute for and on
behalf of the undersigned, in the undersigned's capacity as a director of
Aquestive Therapeutics,
Inc. (the "Company"), a Form ID, including updates thereto, and Forms 3, 4, and
5 in accordance
with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (ii) do and
perform any and all acts for and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Form ID, including updates thereto, or Form 3, 4, or
5 and timely file such form with the United States Securities and Exchange
Commission and any
stock exchange or similar authority; and (iii) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit
to, in the best interest of, or legally required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could do if personally present, with full power
of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's
substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney
and the rights and powers herein granted. The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,
nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned
is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12 day of August, 2022.
Timothy E. Morris